Exhibit 21.1

SUBSIDIARIES OF

PLAINS ALL AMERICAN PIPELINE, L.P.

(As of 12/31/08)

Subsidiary	Jurisdiction of Organization
PAA Finance Corp.	Delaware
Plains Marketing, L.P.	Texas
Plains Pipeline, L.P.	Texas
Plains Marketing GP Inc.	Delaware
Plains Marketing Canada LLC	Delaware
Plains Marketing Canada, L.P.	Canada
PMC (Nova Scotia) Company	Nova Scotia
Basin Holdings GP LLC	Delaware
Basin Pipeline Holdings, L.P.	Delaware
Rancho LPG Holdings LLC	Delaware
Plains LPG Services GP LLC	Delaware
Plains LPG Services, L.P.	Delaware
PICSCO LLC	Delaware
Lone Star Trucking, LLC	California
Plains Towing LLC	Delaware
Pacific Energy GP, LP	Delaware
Pacific Energy Management LLC	Delaware
Pacific Energy Group LLC	Delaware
Pacific Pipeline System LLC	Delaware
Pacific Terminals LLC	Delaware
Pacific LA Marine Terminal LLC	Delaware
Rocky Mountain Pipeline System LLC	Delaware
SLC Pipeline LLC	Delaware
Pacific Atlantic Terminals LLC	Delaware
PEG Canada GP LLC	Delaware
Aurora Pipeline Company	Canada
Plains Midstream GP LLC	Delaware
Plains Midstream, L.P.	Delaware
Plains Midstream Canada ULC	Alberta